Exhibit 3.153

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:05 PM 12/23/1998
981499129 – 2500922

CERTIFICATE OF FORMATION

of

CHARTER COMMUNICATIONS ENTERTAINMENT I, LLC

The undersigned, as an authorized person, is duly executing and filing the following Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et. Seq.) (the “Act”):

ARTICLE I

The name of the limited liability company is Charter Communications Entertainment I, LLC (the “Company”).

ARTICLE II

The address of the Company’s registered office and the name and the address of its registered agent for service of process are as follows:

CorpAmerica, Inc.

30 Old Rudnick Lane

Dover, Delaware 19901

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of December 23, 1998.

By:	CCA Acquisition Corp. Its Authorized Person

	By:	/s/ Curtis S. Shaw
	Name:	CURTIS S. SHAW
	Title:	SENIOR V.P & SECRETARY

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 08/28/2002 020542366 – 2500922

Certificate of Amendment to Certificate of Formation

of

CHARTER COMMUNICATIONS ENTERTAINMENT I, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CHARTER COMMUNICATIONS ENTERTAINMENT I, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on August 27, 2002

/s/ Marcy A. Lifton

Marcy A. Lifton, Authorized Person

DB LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

State of Delaware Secretary of State Division of Corporations Delivered 05:57 PM 06/30/2016 FILED 05:57 PM 06/30/2016 SR 20164737464 – File Number 2500922

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Charter Communications Entertainment I, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Plattsburgh Cablevision, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Charter Communications Entertainment I, LLC.

FOURTH: The merger is to become effective on June 30, 2016.

FIFTH: The Agreement of Merger is on file at 12405 Powerscourt Drive, Legal Department, St. Louis, MO 63131, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 30 day of June, A.D., 2016.

By:	/s/ Daniel J. Bollinger
Authorized Person

Name:	Daniel J. Bollinger
Print or Type

Title:	VP, Associate Gen. Counsel, Asst. Secretary

State of Delaware Secretary of State Division of Corporations Delivered 05:57 PM 06/30/2016 FILED 05:57 PM 06/30/2016 SR 20164737584 – File Number 2500922

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Charter Communications Entertainment I, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Ausable Cable TV, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.

THIRD: The name of the surviving limited liability company is Charter Communications Entertainment I, LLC.

FOURTH: The merger is to become effective on June 30, 2016.

FIFTH: The Agreement of Merger is on file at 12405 Powerscourt Drive, Legal Department, St. Louis, MO 63131, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 30 day of June, A.D., 2016.

By:	/s/ Daniel J. Bollinger
Authorized Person

Name:	Daniel J. Bollinger
Print or Type

Title:	VP, Associate Gen. Counsel, Asst. Secretary